THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                          ENRON LIQUIDS PIPELINE, L.P.


     THIS THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENRON LIQUIDS PIPELINE, L.P. (this "Amendment"), dated effective as of February 14, 1997, is executed by Kinder Morgan G.P., Inc.(formerly Enron Liquids Pipeline Company), a Delaware corporation, in its capacity as the General Partner (the "General Partner") of Enron Liquids Pipeline, L.P., a Delaware limited partnership (the "Partnership").

                                    RECITALS

     Pursuant to the terms of that certain Amended and Restated Agreement of Limited Partnership of Enron Liquids Pipeline, L.P., dated as of August 6, 1992, by and among the General Partner, the Organizational Limited Partner and the Limited Partners referred to on the signature page thereof (as amended, the "Partnership Agreement"), the General Partner has the power and authority to effect certain amendments to the Partnership Agreement without the approval of, and pursuant to the power of attorney granted in favor of the General Partner by, the Limited Partners and any Assignees.

     Acting pursuant to such power and authority, the General Partner desires to cause the Partnership Agreement to be amended as set forth herein.

                                    AGREEMENT

     NOW THEREFORE, it is agreed as follows:

     1. Article One, Section 1.2 of the Partnership Agreement as presently constituted is hereby altered by deleting the first sentence of that section and hereby adding the following sentence it its place:

         "The name of the Partnership shall be 'Kinder
Morgan Energy Partners, L.P.'"

         All references to "Enron Liquids Pipeline, L.P." throughout the Partnership Agreement are hereby replaced with "Kinder Morgan Energy Partners, L.P."

     2. Article Two of the Partnership Agreement as presently constituted is hereby altered by deleting the term "ELPC" and the corresponding definition in their entirety, and the following is hereby added to Article Two (in appropriate alphabetical order):

         "KMGP" means Kinder Morgan G.P., Inc., a Delaware corporation."


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         All  references  to "ELPC"  throughout  the  Partnership  Agreement are hereby replaced with "KMGP".

     3. (a) Except as amended hereby, the terms and provisions of the Partnership Agreement shall remain in full force and effect.

         (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.


                                GENERAL PARTNER:

                                   KINDER MORGAN G.P., INC.



                                   By: /s/
                                       Thomas B. King
                                       President


                                LIMITED PARTNERS:

                           All Limited Partners heretofore and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney heretofore and hereafter executed in favor of, and granted and delivered to, the General Partner.

                           By:  Kinder Morgan G.P., Inc.,
                                General Partner, as
                                attorney- in-fact for all
                                Limited Partners pursuant
                                to the Powers of Attorney
                                granted pursuant to
                                Section 1.4 of the
                                Partnership Agreement



                                By: /s/
                                    Thomas B. King
                                    President




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